Comparison of change in value of $10,000 investment in the Dreyfus Fund
       Incorporated and the Standard & Poor's 500 Composite Stock Price Index

       EXHIBIT A:

                                             Standard & Poor's 500
                              The Dreyfus         Composite
                                 Fund            Stock Price
        PERIOD                Incorporated         Index*
       ----------             -------------------------------


       12/31/92               10,000               10,000
       12/31/93               10,636               11,006
       12/31/94               10,182               11,150
       12/31/95               12,603               15,335
       12/31/96               14,600               18,854
       12/31/97               16,170               25,142
       12/31/98               18,943               32,333
       12/31/99               23,501               39,132
       12/31/00               20,148               35,571
       12/31/01               18,119               31,345
       12/31/02               14,107               24,421


       * Source: Lipper Inc.

       Average Annual Total Returns as of 12/31/02


                    1 Year     5 Years     10 Years
       ------------------------------------------------

       FUND        -22.15%      -2.69%       3.50%